EXHIBIT 10.50


                      DIVIDEND EQUIVALENT RIGHTS AGREEMENT


     This Dividend Equivalent Rights Agreement (the "Agreement") is made and entered into as of the ____ day of _________, 20__, by and between Mission West Properties, Inc., a Maryland corporation (the "Company"), and the person (the "Grantee") who has signed this Agreement and has acquired the Dividend
Equivalent Rights ("DERs") pursuant to the grant under Section 17 of the Company's 2004 Equity Incentive Plan (the "Plan") and all the terms and conditions of this Agreement.

     1. Terms of Grant and DERs. The Company hereby grants to the Grantee DERs with respect to _________________ shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"). The DERs granted under this Agreement entitle the Grantee to receive a payment equal to the amount of the dividend declared and payable by the Company per share of Common Stock multiplied by such number of Shares, if and when such dividends are paid by the Company from time to time during the term of this Agreement. The term of the DERs granted hereunder shall last until terminated in accordance with this Agreement.

     2. Award Granted Pursuant to the Plan. The DERs awarded pursuant to this Agreement are issued pursuant to Section 17 of the Plan. The terms and provisions of the Plan are incorporated herein by reference, and in the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan, including, without limitation, the powers of the Committee thereunder, shall prevail and be controlling. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed thereto in the Plan.

     3. Restrictions on Transfer and Assignment. Except as otherwise provided in
Section 11 of the Plan, the DERs issued pursuant to this Agreement, and rights and privileges conferred hereby, may not be sold, transferred, assigned, pledged, hypothecated or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the DERs, or any right or privilege conferred hereby, contrary to the provisions hereof, such DERs shall automatically be forfeited by the Grantee and returned to the Company. The DERs are non-negotiable.

     4. Forfeiture of DERs. In the event the Grantee's Continuous Service with the Company and its Subsidiaries is interrupted or terminated for any reason, except as otherwise provided in the Plan, all DERs subject to this Agreement shall immediately be forfeited by the Grantee to the Company, and the Grantee's rights to receive the equivalent payment for dividends declared with respect to the shares of Common Stock also shall cease immediately.

     5. Withholding of Applicable Taxes. The Company shall have the right to withhold from any transfer or payment made to the Grantee under this Agreement all federal, state, city or other taxes as may be required pursuant to any statute or governmental regulation or ruling. In connection with such withholding, the Company may make arrangements consistent with this Agreement as it may deem appropriate.

     6. Adjustments Upon Changes in Capitalization. In the event there are changes in capitalization of the Company of the type identified in Section 19 of the Plan, the DERs subject to this Agreement shall be adjusted in the same manner and to the same extent as shares of Common Stock of the Company.

     7. No Agreement of Employment or Service. Nothing in this Agreement shall be construed as giving the Grantee an agreement or understanding, express or implied, that the Company shall continue the employment or service of the Grantee.

     8. Amendment and Termination of This Agreement. This Agreement may be amended or terminated in whole or in part by the Committee or the Board, in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination.

     9. Benefit of This Agreement. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Grantee and his or her executors or administrators, heirs and personal and legal representatives.

     10. Governing Law. This Agreement shall be construed and interpreted according to, and governed by, the laws of the California, without regard to its principles of conflicts of laws.

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     11. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such provision, there shall be added automatically as a part of this Agreement, a legal, valid and
enforceable  provision  as  similar  in  terms  to  such  illegal,   invalid  or
unenforceable provisions as may be possible and the Company and Grantee hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the proceeding provision.

     12. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepared, addressed, as appropriate, to Grantee either at the address set forth in the records of the Company or such other address as Grantee may designate in writing to the Committee, or to the Board at 10050 Bandley Drive, Cupertino, California 95014 or such other address as the Company may designate in writing to Grantee.



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             Signature page of Dividend Equivalent Rights Agreement




     IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.

                          COMPANY

                          MISSION WEST PROPERTIES, INC.


                          By:
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                          Its:
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                          GRANTEE

                          ------------------------------------------------------


                          ------------------------------------------------------
                          (Name)